Exhibit 10.1

Date of Grant:

Grant Price:

Employee:

Account Number:

No. of Restricted Stock Units:

Restricted Stock Unit Agreement for Grants in Lieu of Forgone Salary

(Award Pursuant to 2016 Employee Equity Incentive Plan, as amended)

This Agreement will certify that the employee named above (“you”) is awarded the number of restricted stock units shown above (“Restricted Stock Units”), effective as of the date of grant set forth above (“Date of Grant”).  Each Restricted Stock Unit represents the obligation of Aegion Corporation (the “Company”) to transfer one share of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), to you at the time provided in this Agreement.  This award (the “Award”) is granted to you pursuant to the 2016 Employee Equity Incentive Plan, as amended (the “Plan”), subject to the terms, conditions and restrictions in the Plan and those set forth below.  Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.  Your electronic signature acceptance constitutes your acceptance of this Award, your agreement to abide by the Company’s Code of Conduct and your acknowledgement of your agreement to all the terms, conditions and restrictions contained in this Agreement, including that this Agreement is accepted and entered into in the State of Missouri.  You must electronically sign and accept this Agreement within ninety (90) days of the Date of Grant, after which the Agreement will be counter-signed and accepted by the Senior Vice President and General Counsel, or such person’s designee, in Chesterfield, Missouri, or this Agreement shall be void.  In addition, except where prohibited by law, as a condition to the Award of Restricted Stock Units hereunder, you shall be required to sign any confidentiality, non-solicitation and/or non-competition agreement and/or acknowledgement of the Company’s right to recoup any incentive compensation from you as may be required by the Company.

Terms, Conditions and Restrictions

1.     Grant of Restricted Stock Units.  Subject to the terms and conditions contained in this Agreement and the Plan, the Company hereby grants to you the number of Restricted Stock Units designated above.

2.     Bookkeeping Account. The Company will record the number of Restricted Stock Units granted to you under this Agreement to a bookkeeping account for you (the “Restricted Stock Unit Account”).  Your Restricted Stock Unit Account will be reduced by the number of shares of Common Stock transferred to you in accordance with Section 4.  Your Restricted Stock Unit Account will be adjusted from time to time for any stock dividends, stock splits, and other transactions in accordance with Section 6.  The Restricted Stock Unit Account represents an unsecured promise of the Company to deliver shares of Common Stock in the future.  Your rights to your Restricted Stock Unit Account will be no greater than that of other general, unsecured creditors of the Company.

3.     Vesting Period.  For as long as there is no termination of your employment (unless otherwise specified herein), your Restricted Stock Units (or a “Substitute Equivalent Award” (as defined in this Section 3 below) in the case of a “Change in Control” as defined in this Section 3 below) shall fully vest upon the first to occur of any of the following events during your continuous employment with the Company or one of its subsidiaries:

a.	November 15, 2020;

b.	your death;

c.	the termination of your employment as a result of your Disability (as defined in this Section 3 below);

d.

the termination of your employment as a result of your retirement (retirement means your voluntary termination of your employment with the Company and its subsidiaries following (i) your attainment of the age of 55 with at least 10 years of full-time service to the Company and/or its subsidiaries, (ii) your attainment of the age of 60 with at least five years of full-time service to the Company and/or its subsidiaries, or (iii) your attainment of the age of 65 (with no minimum full time service requirements with the Company and/or its subsidiaries);

e.	upon involuntary termination of your employment without “Cause” (as defined in this Section 3 below) prior to a Change in Control;

f.

upon a termination of your employment by the Company or its subsidiaries (or the Successor (as defined in this subsection below) or its subsidiaries, as the case may be) without “Cause” (as defined in this Section 3 below) or a termination of your employment by you for “Good Reason” (as defined in this Section 3 below), each after a Change in Control in which the successor organization (the “Successor”) substituted the Restricted Stock Units awarded pursuant to this Agreement with a Substitute Equivalent Award; or

g.	immediately prior to a Change in Control if the Restricted Stock Units awarded pursuant to this Agreement is not substituted with a Substitute Equivalent Award by the Successor;

provided, however, that in the case of retirement as set out in 3(d) above or termination without “Cause” as set out in 3(e) above, your Restricted Stock Units shall vest upon such retirement or such termination without “Cause” if and only if the Company can do so and remain in compliance with the terms of the Plan.  If the Company cannot do so and remain in compliance with the terms of the Plan, your Restricted Stock Units will vest on November 15, 2020, notwithstanding the termination of your employment as a result of your retirement or a termination without “Cause”.

For purposes of this Agreement, termination of your employment shall occur only when you are no longer an employee of the Company, the Successor and/or any of their subsidiaries and are no longer a director of the Company, the Successor and/or any of their subsidiaries, provided, however, a termination occurring as a result of a divestiture of the business unit for which you are employed (other than a change in control of Aegion Corporation, which is subject to specific provisions set forth in this Agreement), shall not be deemed as a termination of your employment for the purposes of this Section 3 (and only this Section 3) such that in such case your Restricted Stock Units shall vest on November 15, 2020.

Except as provided in this Section 3, upon the termination of your employment, you shall forfeit all unvested Restricted Stock Units awarded to you hereunder.

For purposes of this Agreement,

“Cause” shall mean:

(i)    breaching any employment, confidentiality, noncompete, non-solicitation or other agreement with the Company, any written Company policy relating to compliance with laws (during employment) or any general undertaking or legal obligation to the Company;

(ii)   causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any employee, representative, consultant or other similar person to terminate his/her relationship, or breach any agreement, with the Company;

(iii)  causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any customer, supplier or other Company business contact to withdraw, curtail or cancel its business with the Company; or

(iv)  failing or refusing to perform any stated duty or assignment, misconduct, disloyalty, violating any Company policy or work rule, engaging in criminal conduct in connection with your employment, being indicted or charged with any crime constituting a felony or involving dishonesty or moral turpitude, violating any term in this Agreement, unsatisfactory job performance, or any other reason constituting cause within the meaning of Missouri common law.

a “Change in Control” shall mean:

(i)    the acquisition by one person, or more than one person acting as a group, in a transaction or series of related transactions, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 30% of the total fair market value or total voting power of the stock of the Company; and/or

(ii)   a majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; and/or

(iii)  the consummation of a merger or consolidation of the Company other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; and/or

(iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a consummated sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof, “person” shall mean any person, entity or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that such term shall not include (a) the Company or any of its affiliates; (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (e) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Disability” shall mean that you are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Good Reason” shall mean, without your express written consent, the occurrence after a Change in Control of any one or more of the following:

(i)    a material reduction or alteration in the nature or status of your authorities, duties, or responsibilities from those in effect as of 90 calendar days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company or the Successor promptly after receipt of notice thereof given by you;

(ii)   the Company’s or the Successor’s requiring you to be based at a location in excess of 50 miles from the location of your principal job location or office in effect as of 90 calendar days prior to the Change in Control, except for required travel on the Company’s or the Successor’s business to an extent substantially consistent with your then present business travel obligations;

(iii)  a reduction by the Company or the Successor of your base salary in effect as of 90 calendar days prior to the Change in Control; or

(iv)  the failure of the Company or the Successor to continue in effect any of the Company's short- and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which you participate taken as a whole unless such failure to continue the plan, policy

(iv)  the failure of the Company or the Successor to continue in effect any of the Company’s short- and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which you participate taken as a whole unless such failure to continue the plan, policy, practice, or arrangement pertains to all plan participants generally; or the failure by the Company or the Successor to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed 90 calendar days prior to the Change in Control.

“Substitute Equivalent Award” shall mean an award that the Successor may substitute for the Restricted Stock Units awarded pursuant to this Agreement that:

(i)    has a value at least equal to the value of the Restricted Stock Units awarded pursuant to this Agreement as determined by the Compensation Committee in its sole discretion;

(ii)   relates to a publicly-traded equity security of the Successor involved in the Change in Control or another entity that is affiliated with the Company or the Successor following the Change in Control;

(iii)  is the same type of award as the Award; and

(iv)  has other terms and conditions that are not less favorable to you than the terms and conditions of the Restricted Stock Units awarded pursuant to this Agreement, as determined by the Compensation Committee in its sole discretion.

4.     Distribution of Shares of Common Stock.  As soon as practical after Restricted Stock Units vest, shares of Common Stock, equal to the number of vested Restricted Stock Units reflected in your Restricted Stock Unit Account, shall be distributed to you (or your beneficiary(ies) or personal representative, if you are deceased).  Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

5.     Death Beneficiary Designation.  Subject to applicable law and the terms of this Agreement, you may designate a beneficiary or beneficiaries (contingently, consecutively or successively) to receive shares of Common Stock, if you die while Restricted Stock Units are held in your Restricted Stock Unit Account, and, upon your death, the Company will transfer shares of Common Stock equal in number to the Restricted Stock Units, if any, reflected in your Restricted Stock Unit Account to your beneficiary(ies).

Subject to applicable law, you may designate a beneficiary or beneficiaries from time to time, and you may change your designated beneficiary(ies).  A beneficiary may be a trust.  A beneficiary designation must be made in writing in a form prescribed by the Company and delivered to the Company while you are alive.  If you do not have a designated beneficiary surviving at the time of your death, any transfer of shares of Common Stock will be made to your surviving spouse, if any, and if you do not have a surviving spouse, then to your estate.

6.     Adjustments.  If the Company pays a cash dividend on its Common Stock, then, as soon as practical after such cash dividend is paid, the Company shall grant you additional restricted stock units (and credit your Restricted Stock Unit Account for such additional restricted stock units) with a value equal to the amount per share of such cash dividend multiplied by the number of Restricted Stock Units credited to your Restricted Stock Unit Account as of the record date of such cash dividend (the “Dividend Amount”).  The number of additional restricted stock units to be granted to you pursuant to this paragraph shall be determined by dividing the Dividend Amount by the closing stock price of the Company’s Common Stock on the dividend date.  You shall not be eligible to receive such additional restricted stock units until such time as the Restricted Stock Units awarded pursuant to this Agreement vest, and you shall only receive such portion of such additional restricted stock units as shall be calculated based upon the portion of the Restricted Stock Units that actually vest pursuant to this Agreement.

Subject to Section 3 above, if there is any change in the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Restricted Stock Units credited to your Restricted Stock Unit Account shall be adjusted appropriately so that the number of Restricted Stock Units reflected in your Restricted Stock Unit Account after such an event shall equal the number of shares of Common Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Common Stock equal to the number of Restricted Stock Units reflected in your Restricted Stock Unit Account immediately before such an event.

7.     Limitation on Transfer.  Your Restricted Stock Units are not transferable by you.  Except as may be required by U.S. federal income tax withholding provisions or by the tax laws of any state or country, your interests (and the interests of your beneficiaries, if any) under this Agreement are not subject to the claims of your creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered.  Any attempt to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void and of no force or effect and shall result in a forfeiture of all affected Restricted Stock Units.

8.     No Shareholder Rights.  You will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect to any Restricted Stock Units reflected in your Restricted Stock Unit Account.  You will have only the adjustment rights provided in this Agreement.

9.     Securities Law.  Shares of Common Stock will not be transferred under this Agreement if such transfer would violate any U.S. federal or state or non-U.S. securities laws.  The Company may take appropriate action to achieve compliance with those laws in connection with any transfer of Common Stock to you.

10.  Taxes.  You are responsible for the payment of all taxes applicable to any income realized upon the vesting of the Restricted Stock Units on the date of vesting.  To that end, the Company shall withhold and cancel a sufficient number of shares of Common Stock that would be otherwise issuable upon vesting of the Restricted Stock Units to satisfy any applicable tax withholding requirement or such other statutorily permissible amount, with the fair market value of such Common Stock for such purposes equal to the closing price per share of Common Stock as generally reported on the Nasdaq Stock Market (or such other exchange or market where the Common Stock is trading) on the date of vesting of the Restricted Stock Units.

11.  Interpretations Binding. The interpretations and determinations of the Compensation Committee are binding and conclusive.  This Agreement is entered into in Missouri and its terms shall be governed by and interpreted in accordance with the laws of the State of Missouri without regard to conflicts of law principles.

12.  No Right to Continue as an Employee; No Right to Further Grants.  This Agreement does not give you any right to continue as an employee of the Company or any of its subsidiaries for any period of time or at any rate of compensation, nor does it interfere with the Company’s or its subsidiaries right to determine the terms of your employment.

13.  Governing Law and Venue.  The Restricted Stock Unit grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Missouri, U.S.A.

Any suit or other legal action to enforce the terms of this Agreement or any document or agreement referenced herein must be brought in the St. Louis County, Missouri Circuit Court or (if federal jurisdiction exists) the U.S. District Court for the Eastern District of Missouri. You agree that venue and personal jurisdiction are proper in either such court, and waive all objections to jurisdiction and venue and any defense or claim that either such forum is not the most convenient forum.

14. Forfeiture of Restricted Stock Units; Recoupment.  You understand and agree that your right to receive and retain the Restricted Stock Units granted herein (and the benefits thereof) is conditioned on your compliance with the terms of this Agreement and any agreement referenced herein. In the event you violate this Agreement or any other agreement referenced herein, then in addition to and not in lieu of any other rights and remedies available to the Company for such breach, all of which are expressly reserved, the Company may (i) declare a forfeiture of, and cancel, all Restricted Stock Units; and (ii) recover from you any and all shares of common stock distributed as a result of any of the Restricted Stock Units vesting, or an amount equal to the value of the same, with the value being the fair market value of the common stock at the close of business on the date such shares of common stock were distributed as a result of such Restricted Stock Units vesting.

15.  Further Requirements.  The Company reserves the right to impose other requirements on the Restricted Stock Units and any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.   Your electronic signature acceptance of this Agreement constitutes your consent to the foregoing and to all other provisions hereof.

Accepted by Employee:

_____________________________________

Date:  ___________________________, 2020

AEGION CORPRORATION:

_____________________________________

Mark A. Menghini,

Senior Vice President, General Counsel & Secretary

Date:  ___________________________, 2020